UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

iShares® Silver Trust

(Exact Name of Registrant as Specified in Its Charter)

New York	n/a
(State of Incorporation or Organization)	(IRS Employer Identification No.)

c/o Barclays Global Investors International Inc., 45 Fremont Street, San Francisco, CA	94105
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-125920 (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
Shares of the iShares Silver Trust	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN

REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description contained under the heading “Description of the iShares and the Trust Agreement” in the prospectus that forms part of the Registration Statement No. 333-125920, initially filed with the Commission on June 17, 2005, as amended (the “Registration Statement”), is hereby incorporated by this reference and made a part of this filing.

Item 2. Exhibits.

1.	Form of Depositary Trust Agreement, incorporated by reference to Exhibit 4.1 to the Registration Statement filed with the Commission on April 24, 2006.

2.	Form of Authorized Participant Agreement, incorporated by reference to Exhibit 4.2 to the Registration Statement filed with the Commission on April 24, 2006.

3.	Creation and Redemption Procedures, incorporated by reference to Schedule 1 attached to the Form of Authorized Participant Agreement filed with the Commission as Exhibit 4.2 to the Registration Statement on April 24, 2006.

4.	Form of Certificate representing the Shares, incorporated by reference to Exhibit A attached to the Form of Depositary Trust Agreement filed with the Commission as Exhibit 4.1 to the Registration Statement on April 24, 2006.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

iShares Silver Trust
(Registrant)

Date:	April 21, 2006	By:	Barclays Global Investors
International Inc.
Sponsor of the iShares Silver Trust

			By:	/s/ Michael A. Latham
Name: Michael A. Latham
Title: Chief Financial Officer

			By:	/s/ Tony Kelly
Name: Tony Kelly
Title: Principal